UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 31, 2014
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

U.S. Retail Sales

Our news release dated April 1, 2014 concerning U.S. retail sales in March 2014 is filed as Exhibit 99 to this Report and incorporated by reference herein.

Venezuelan Operations

Based on recent changes to Venezuelan currency exchange rate mechanisms, we are changing the exchange rate we use to remeasure our Venezuelan subsidiary’s financial statements in U.S. dollars. As of March 31, 2014, we have begun to use the exchange rate determined by periodic auctions for U.S. dollars conducted under Venezuela’s Complementary System of Foreign Currency Administration (“SICAD I”). At March 31, 2014, the SICAD I exchange rate we used was 10.8 bolivars to the U.S. dollar, compared with the CADIVI/CENCOEX exchange rate of 6.3 bolivars to the U.S. dollar we used previously.

Requests for U.S. dollars by our Venezuelan subsidiary for previously imported materials and spare parts will continue through the CADIVI/CENCOEX system, where the contracted rate is presently 6.3 bolivars to the U.S. dollar. However, as a result of a recent exchange agreement between the Central Bank of Venezuela and the Venezuelan government, we believe any future remittances for dividend payments that occur would be transacted at the SICAD I exchange rate. Accordingly, because the equity of our Venezuelan subsidiary would be realized through dividends, the SICAD I exchange rate represents a more realistic exchange rate at which to remeasure the U.S. dollar value of the assets, liabilities, and results of our Venezuelan subsidiary in our consolidated financial statements.

We expect this change to result in a first quarter 2014 pre-tax charge, directionally consistent with the bolivar devaluation effect of about $350 million we assumed in establishing the outlook for South America in our Annual Report on Form 10-K for the year ended December 31, 2013. As indicated, the SICAD I exchange rate is determined by periodic auctions and, therefore, the potential exists for it to change significantly in future quarters.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated April 1, 2014	Filed with this Report
concerning March 2014 U.S. retail sales

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 1, 2014	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated April 1, 2014 concerning
March 2014 U.S. retail sales